Exhibit 21


                      THE OHIO ART COMPANY AND SUBSIDIARIES

                                   Percentage
                                    of Voting
                 Name of Subsidiaries and Jurisdiction     Control Owned
                            of Incorporation               by Registrant
                            ----------------               -------------

Strydel, Inc. (Ohio)                                           100%

Trinc Company (Ohio)                                           100%